WELLS FARGO BANK WISCONSIN, N.A.
911 WEST MAIN STREET
STOUGHTON, WI 53589-0119

JORE CORPORATION                                                     Page 1 of 2
DEBTOR IN POSSESSION                                      Account #: 201-5068521
1220 W FULTON ST                                                Statement Date:
EDGERTON WI 53534-1004                                          October 09, 2001

If you  have  any  questions  about  this  statement  or  your  accounts,  Call:
800-2369000.

Your Accounts at a Glance

Account                 Beginning       Deposits/       Withdrawels/    Ending
Type                    Balance         Credits         Debits          Balance
Low Activity Business Checking
  201-5068521           1,876.31        2,625.25        - 3,626.29       875.27

Low Activity Business Checking 201-5068521

     Sep 11 Beginning Balance                                           1,876.31
     Oct 09 Ending Balance                                                875.27

Deposits and Credits
   Date         Transaction Detail                                      Amount
   Sep 21       Check Reversal                                            326.14
   Sep 26       WT Seq# 45327 Jore Corporation-Debtor/Org=Srf#          2,299.11
                Trn#010926045327 Rfb#

Withdrawels and Debits
   Date         Transaction Detail                                      Amount
   Sep 21       NSF Return Check Fee                                      -25.00
   Sep 26       Wire Trans Svc Charge-Seq 010926045327 Srf#               -11.00
                Trn#010926045327 Rfb#
   Oct 09       Checks Returned with Statement Fee                        - 2.00
   Oct 09       Monthly Service Fee                                       - 3.00

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Jore Corporation
Debtor In Possession

Checks Paid
Check #     Date            Amount      Check #         Date            Amount
1044        Sep 17          794.54      1057            Sep 19            5.95
1050*       Sep 18           35.00      1058            Sep 20          775.00
1052*       Sep 27          199.72      1059            Oct 04          145.55
1053        Oct 05          802.86      1060            Oct 05          331.14
1054        Sep 21          137.44      1065*           Oct 09            5.92
1055        Sep 25           25.00      101051*         Sep 20          326.14
1056        Sep 17            1.03

Daily Balance Summary .......

Date                    Balance         Date                    Balance
Sep 11                  1,876.31        Sep 25                     77.35
Sep 17                  1,080.74        Sep 26                  2,365.46
Sep 18                  1,045.74        Sep 27                  2,165.74
Sep 19                  1,039.79        Oct 04                  2,020.19
Sep 20                    -61.35        Oct 05                    886.19
Sep 21                    102.35        Oct 09                    875.27

Returned Items

Date            Description                                     Amount

Sep 21          Check # 101051                                  - 326.14
                Reference #00170001001954132805

Thank you for banking with Wells Fargo.